EXHIBIT 99.1

                                PRESS RELEASE
                            For Immediate Release

Date:      February 8, 2005
Contact:   Bruce W. Teeters, Sr. Vice President
Phone:    (386) 274-2202
Facsimile:(386) 274-1223

                CONSOLIDATED TOMOKA REPORTS 2004 EARNINGS

       DAYTONA BEACH FLORIDA - Consolidated-Tomoka Land Co. (AMEX CTO) today reported record net income of $14,651,739 or $2.60 per share for the year ended December 31, 2004 and record earnings before depreciation, amortization, and deferred taxes (EBDDT) of $24,586,030 or $4.36 per share for such period. The comparable numbers for 2003 were net income of $13,194,395 or $2.35 per share and EBDDT of $22,815,319 or $4.06 per share.

       EBDDT is being provided to reflect the impact of the Company's business strategy of investing in income properties. This strategy generates significant amounts of depreciation and deferred taxes. The Company believes EBDDT is useful, along with net income, to understanding the Company's operating results.

       William H. McMunn, president and chief executive officer, stated, "Record earnings were recorded for a third consecutive year. Real estate sales for the year were in excess of $32.0 million, an all-time high, including an approximate $18.0 million sale of acreage around the Legends golf course, several commercial parcels, and a hotel resort parcel, all within or adjacent to the LPGA International Community. The Company has just completed its fourth year of aggressively transforming the Company's principal assets, silviculture land, into a portfolio of diversified income properties. Five additional properties were acquired during 2004, and a Lowe's Home Improvement Center was acquired in January of this year. Our portfolio of net lease properties now totals over $70.0 million."

      Consolidated-Tomoka Land Co. is a Florida-based Company primarily engaged in the real estate industry. Real estate operations include investment in and development of land holdings in the Daytona Beach area and the management of income properties strategically located in rapid-growth areas in Florida and the Southeast. Visit our website at www.consolidatedtomoka.com
















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

                                EARNINGS NEWS RELEASE


                                                         QUARTER ENDED
                                                 ---------------------------

                                                 DECEMBER 31,    DECEMBER 31,
                                                     2004            2003
                                                 -----------     -----------
REVENUES                                        $30,853,269      $23,100,895

NET INCOME                                      $13,559,210      $11,804,352

BASIC & DILUTED EARNINGS PER SHARE:

  NET INCOME                                          $2.41           $2.10



                                                          YEAR ENDED
                                                 ---------------------------
                                                 DECEMBER 31,    DECEMBER 31,
                                                     2004            2003
                                                 -----------     -----------
REVENUES                                        $43,198,346     $34,891,089

NET INCOME

                                                $14,651,739     $13,194,395

BASIC & DILUTED EARNINGS PER SHARE:

  NET INCOME                                          $2.60           $2.35

























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            RECONCILIATION OF NET INCOME TO EARNINGS BEFORE
             DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES

                                                         QUARTER ENDED
                                                   --------------------------
                                                   DECEMBER 31,   DECEMBER 31,
                                                       2004          2003
                                                   -----------   ------------
Net Income                                         $13,559,210    $11,804,352

Add Back:

     Depreciation and Amortization                     379,903        317,938

     Deferred Taxes                                  8,343,219      7,567,349
                                                    ----------     ----------
Earnings Before Depreciation,
 Amortization, and Deferred Taxes                  $22,282,332    $19,689,639
                                                    ==========     ==========

Weighted Average Number of Shares                    5,639,154      5,623,442
                                                    ==========     ==========

EBDDT Per Share                                          $3.95          $3.50
                                                          ====          =====

                   RECONCILIATION OF NET INCOME TO EARNINGS BEFORE
                   DEPRECIATION, AMORTIZATION AND DEFERRED TAXES

                                                            YEAR ENDED
                                                   ----------------------------
                                                   DECEMBER 31,    DECEMBER 31,
                                                       2004           2003
                                                   -----------     -----------
Net Income                                         $14,651,739     $13,194,395

Add Back:

     Depreciation and Amortization                   1,344,315       1,120,153

     Deferred Taxes                                  8,589,976       8,500,771
                                                    ----------      ----------
Earnings Before Depreciation,
 Amortization, and Deferred Taxes                  $24,586,030     $22,815,319
                                                    ==========      ==========

Weighted Average Number of Shares                    5,635,204       5,619,245
                                                    ==========      ==========

EBDDT Per Share                                          $4.36           $4.06
                                                          ====            ====

EBDDT - Earnings Before Depreciation, Amortization, and Deferred Taxes. EBDDT is not a measure of operating results or cash flows from operating activities as defined by accounting principles generally accepted in the United States of America. Further, EBDDT is not necessarily indicative of cash availability to fund cash needs and should not be considered as an alternative to cash flow as a measure of liquidity. The Company believes, however, that EBDDT provides relevant information about operations and is useful, along with net income, for an understanding of the Company's operating results.

EBDDT is calculated by adding depreciation, amortization, and deferred income taxes to net income as they represent non-cash charges.

                     CONSOLIDATED-TOMOKA LAND CO.
                      CONSOLIDATED BALANCE SHEET



                                                     DECEMBER 31,   DECEMBER 31,
                                                        2004            2003
                                                     -----------    -----------
ASSETS
Cash                                                $    273,911    $ 1,026,210
Restricted Cash                                       27,717,882     19,359,098
Investment Securities                                  3,642,785      3,891,697
Notes Receivable                                       4,425,252      9,150,217
Land and Development                                   9,821,988     11,550,909
Intangible Assets                                      2,726,763      1,270,307
Other Assets                                           2,034,530      2,665,653
                                                     -----------     ----------
                                                    $ 50,643,111    $48,914,091
                                                     -----------     ----------
Property, Plant and Equipment:
 Land, Timber and Subsurface Interests              $  2,091,080    $ 2,093,201
 Golf Buildings, Improvements and Equipment           11,345,915     11,277,853
 Income Properties Land, Buildings and Improvements   58,703,711     38,442,481
 Other Furnishings and Equipment                       1,228,400        954,575
                                                     -----------     ----------
  Total Property, Plant and Equipment                 73,369,106     52,768,110
Less Accumulated Depreciation and Amortization       ( 4,791,243)   ( 3,776,223)
                                                     -----------     ----------
 Net - Property, Plant and Equipment                  68,577,863     48,991,887
                                                     -----------     ----------
 TOTAL ASSETS                                       $119,220,974    $97,905,978
                                                     ===========     ==========
LIABILITIES
Accounts Payable                                    $    405,609    $   105,922
Accrued Liabilities                                    3,895,125      3,510,824
Income Taxes Payable                                     658,040         25,868
Deferred Income Taxes                                 25,934,475     17,344,499
Deferred profit                                               --      1,131,135
Notes Payable                                          8,716,976     10,129,951
                                                     -----------     ----------
     TOTAL LIABILITIES                                39,610,225     32,248,199
                                                     -----------     ----------
SHAREHOLDERS' EQUITY
Common Stock                                           5,641,722      5,623,442
Additional Paid in Capital                             2,176,184      1,514,339
Retained Earnings                                     72,316,660     59,129,692
Accumulated Other Comprehensive Loss                 (   523,817)   (   609,694)
                                                     -----------     ----------
     TOTAL SHAREHOLDERS' EQUITY                       79,610,749     65,657,779
                                                     -----------     ----------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $119,220,974    $97,905,978
                                                     ===========     ==========







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                            "Safe Harbor"
    Certain statements contained in this press release (other than the financial statements and statements of historical fact), are forward-looking statements. The words "believe," "estimate," "expect," "intend," "anticipate," "will," "could," "may," "should," "plan," "potential," "predict," "forecast,"and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Forward-looking statements are made based upon management's expectations and beliefs concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management.

    The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2005, and thereafter include many factors that are beyond the Company's ability to control or estimate precisely. These risks and uncertainties include, but are not limited to, the market demand of the Company's real estate parcels, income properties, timber and other products; the impact of competitive real estate; changes in pricing by the Company or its competitors; the costs and other effects of complying with environmental and other regulatory requirements; losses due to natural disasters; and changes in national, regional or local economic and political conditions, such as inflation, deflation, or fluctuation in interest rates.

While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.






















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